UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 30, 2020

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Snunit Street
Science Park, POB 455
Carmiel, Israel		2161401
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code +972-4-988-9488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	PLX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 7.01         Regulation FD Disclosure

On December 30, 2020, Protalix BioTherapeutics, Inc. (the “Company”) issued released a letter to its shareholders discussing recent corporate developments. A copy of the shareholder letter is furnished as Exhibit 99.1 to this Current Report on Form 8-K (“Current Report”).

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward Looking Statements

To the extent that statements in this Current Report, including Exhibit 99.1, are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. The terms “expect,” “anticipate,” “believe,” “estimate,” “project,” “plan,” “should” and “intend,” and other words or phrases of similar import are intended to identify forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk and the final results of a clinical trial may be different than the preliminary findings for the clinical trial. Factors that might cause material differences include, among others: failure or delay in the commencement or completion of our preclinical and clinical trials which may be caused by several factors, including: risks that the U.S. Food and Drug Administration (“FDA”) will not accept an application for accelerated approval of PRX-102 with the data generated to date or will request additional data or other conditions of our submission of any application for accelerated approval of PRX-102; unforeseen safety issues; determination of dosing issues; lack of effectiveness during clinical trials; inability to monitor patients adequately during or after treatment; inability or unwillingness of medical investigators and institutional review boards to follow our clinical protocols; and slower than expected rates of patient recruitment; risks associated with the novel coronavirus disease (COVID-19) outbreak, which may adversely impact our business, preclinical studies and clinical trials; the risk that the results of the clinical trials of our product candidates will not support our claims of safety or efficacy, that our product candidates will not have the desired effects or will be associated with undesirable side effects or other unexpected characteristics; risks related to our ability to maintain and manage our relationship with Chiesi Farmaceutici and any other collaborator, distributor or partner; risks related to the amount of our future revenues and expenditures; the risk that despite the FDA’s grant of fast track designation for PRX-102, we may not experience a faster development process, review or approval compared to applications considered for approval under conventional FDA procedures; risks related to the FDA’s ability to withdraw the fast track designation at any time; our dependence on performance by third party providers of services and supplies, including without limitation, clinical trial services; delays in our preparation and filing of applications for regulatory approval; delays in the approval or potential rejection of any applications we file with the FDA or other health regulatory authorities, and other risks relating to the review process; the inherent risks and uncertainties in developing drug platforms and products of the type we are developing; the impact of development of competing therapies and/or technologies by other companies and institutions; potential product liability risks, and risks of securing adequate levels of product liability and other necessary insurance coverage; and other factors described in our filings with the U.S. Securities and Exchange Commission. The statements in this Current Report, including Exhibit 99.1, are valid only as of the date hereof and we disclaim any obligation to update this information, except as may be required by law.

Item 9.01         Financial Statements and Exhibits

(d)           Exhibits

99.1           Press release dated December 30, 2020

104            Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2020	PROTALIX BIOTHERAPEUTICS, INC.

	By:	/s/ Dror Bashan
		Name:	Dror Bashan
		Title:	President and Chief Executive Officer